Exhibit 99.2

FOR RELEASE:	August 30, 2018

Mark A. Jeffries

Executive Vice President and

Chief Financial Officer

Office: 910-892-7080 and Direct: 910-897-3603

markj@SelectBank.com

SelectBank.com

SELECT BANCORP ANNOUNCES CLOSING OF

COMMON STOCK OFFERING AND FULL EXERCISE OF OVERALLOTMENT OPTION TO PURCHASE ADDITIONAL SHARES OF COMMON STOCK

DUNN, NC . . . Select Bancorp, Inc. (NASDAQ: SLCT) (the “Company”), the holding company for Select Bank & Trust Company (the “Bank”), today announced the closing of its underwritten public offering of 5,270,834 shares of the Company’s common stock. The offering was priced to the public at $12.00 per share of common stock. The offering included the exercise in full by the underwriter of its option to purchase an additional 687,500 shares of common stock.

At closing, the Company received net proceeds of approximately $59.8 million after deducting underwriting discounts and commissions and estimated offering expenses. The Company intends to use the net proceeds from this offering to make investments in the Bank, to enhance its capital position and that of the Bank, and for general corporate purposes.

FIG Partners, LLC served as the sole book-running manager for the offering.

The offering was made pursuant to a prospectus supplement and prospectus filed as part of an effective shelf registration statement on Form S-3 (File No. 333-225805) filed with the U.S. Securities and Exchange Commission (the “SEC”). Prospective investors should read the prospectus in that registration statement, the prospectus supplement, and other documents that the Company has filed with the SEC for more complete information about the Company and the offering. These documents may be obtained at no charge from the SEC’s website at http://www.sec.gov, or from FIG Partners, LLC, 1475 Peachtree Street NE, Suite 800, Atlanta, GA 30309, by calling 1-404-601-7200.

This press release does not constitute an offer to sell these securities or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Select Bancorp, Inc.

Select Bancorp, Inc. is a bank holding company headquartered in Dunn, North Carolina. It primarily conducts operations through its wholly owned subsidiary, Select Bank & Trust Company, a North Carolina-chartered commercial bank that provides a full suite of banking services through its offices in North Carolina and South Carolina. The Company’s common stock is listed on the Nasdaq Global Market under the symbol “SLCT”.

Important Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements generally relate to the Company’s financial condition, results of operations, plans, objectives, future performance, or business. They usually can be identified by the use of forward-looking terminology, such as “believes,” “expects,” or “are expected to,” “plans,” “projects,” “goals,” “estimates,” “will,” “may,” “should,” “could,” “would,” “continues,” “intends to,” “outlook” or “anticipates,” or variations of these and similar words, or by discussions of strategies that involve risks and uncertainties. The forward-looking statements contained in this release are based on management’s current expectations, estimates, and projections about the offering. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, which are difficult to predict. You are encouraged to review the risks, uncertainties, and other factors that affect the Company’s business and results of operations and an investment in its common stock that are detailed under the heading “Risk Factors” in the Company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission, as well as subsequent quarterly reports on Form 10-Q that update such risk factors. You should treat any forward-looking statements as speaking only as of the date they are made, and such statements are based only on information actually known to Company management at the time. Management undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required by applicable law.

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